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                                                                  EXHIBIT 10(KK)

                              AMENDMENT NUMBER ONE
                           TO THE B.F.GOODRICH COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN

         Pursuant to the powers of amendment reserved in Section 14 of The B.F.Goodrich Company Employee Stock Purchase Plan (the "Plan"), Goodrich Corporation, formerly known as The B.F.Goodrich Company (the "Company") hereby amends the Plan as follows:

        1. The name of the Plan shall be amended, and the Plan henceforth shall be called Goodrich Corporation Employee Stock Purchase Plan. In addition, the definition of the term "Company," as used in the Plan, henceforth shall refer to Goodrich Corporation.

        2. Section 1(k) of the Plan hereby is amended by deleting the same in its entirety and by substituting the following therefor:

                  "'Holding Period' shall mean the time period in which a Participant shall not be permitted to dispose of Shares acquired upon the exercise of a Stock Purchase Right as set forth in Section 16 of the Plan."

        3. Section 6(b) of the Plan hereby is amended by deleting the same in its entirety and by substituting the following therefor:

                  "The Purchase Price for each Share subject to a Stock Purchase Right issued under the Plan shall be the lesser of: (i) eighty-five (85%) percent of the Fair Market Value of a Share as of the Grant Date applicable to the Participant or (ii) eighty-five percent (85%) of the Fair Market Value of a Share as of the last day of the Offering Period; provided, that the Purchase Price may be adjusted by the Board pursuant to
                  Section 14."

        4. Section 6(c) of the Plan hereby is amended by deleting the last sentence thereof in its entirety and by substituting the following therefor:

                  "Fractional Shares will not be issued under the Plan and any balance remaining in the Participant's Payroll Deduction Account after the maximum number of whole Shares has been purchased with respect to an Offering Period shall be refunded to the Participant in cash without interest."

        5. Section 7 of the Plan hereby is amended by deleting the same in its entirety and by substituting the following therefor:

                  "A Participant may, at any time and for any reason, cancel his or her payroll deduction authorization. In such event, the Participant may elect either to have the entire balance in the Participant's Payroll Deduction Account applied to the purchase of whole Shares as of the Exercise Date with respect to the Offering Period in which such cancellation occurs in accordance with the provisions of



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                  Section 6(b), with any remaining amount refunded in cash to the employee (without any interest accrued thereon), or to have the entire balance in the Participant's Payroll Deduction Account to date refunded to the Participant in cash without interest. Any cancellation must be in writing and must be received by the payroll department of the Company or of a Designated Subsidiary, as applicable, at least five (5) Business Days prior to the Exercise Date. Upon cancellation, the Participant shall cease to participate in the Plan for the duration of the Offering Period in which such cancellation occurs. A Participant may not withdraw all or less than all of the amounts credited to his or her Payroll Deduction Account except upon cancellation of his or her payroll deduction authorization, in which event the entire balance credited to the Payroll Deduction Account shall be applied as set forth herein."

        6. Section 10 of the Plan hereby is amended by deleting the same in its entirety and by substituting the following therefor:

                  "In the event of a Participant's resignation or termination of employment with the Company and the Designated Subsidiaries for any reason whatsoever including by resignation, or by reason of disability, retirement or death (other than a transfer of employment between the Company and the Designated Subsidiaries), any outstanding Stock Purchase Rights previously granted to such Participant shall be canceled and all amounts allocated in his or her Payroll Deduction Account, if any, may be, at the election of the Participant or his or her Beneficiary, applied to the purchase of whole Shares as of the Exercise Date with respect to the Offering Period in which such resignation or termination of employment occurs in accordance with the provisions of Section 6(b), with any remaining amount refunded in cash to the Participant or his or her Beneficiary (without any interest accrued thereon), or refunded to the Participant or his or her Beneficiary in cash without interest."

        7.      The Plan hereby is amended by adding a new Section 16 thereto:

                  "No Participant shall be permitted to assign, sell, encumber, transfer or otherwise dispose of any Shares acquired by the Participant upon the exercise of a Stock Purchase Right during the Holding Period relating to the exercise of such Stock Purchase Right. For the purpose of this Section 16, any purchase of Shares under Section 7 shall be treated as an exercise of the Stock Purchase Right related to such purchase. The Holding Period related to a Stock Purchase Right shall begin on the Exercise Date related to that Stock Purchase Right and shall end on the earlier of (a) the last day of the time period designated by the Stock Plan Committee in its sole discretion, or (b) the effective date on the Participant's termination of employment with the Company or one of its Designated Subsidiaries for whatever reason, including death. The Stock Plan Committee may elect not to establish a Holding Period with respect to any Offering Period."



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                  The remaining sections of the Plan shall be renumbered
                  appropriately to reflect the addition of this new Section 16, and all internal references in the Plan also shall be adjusted appropriately.

        8.      This Amendment Number One shall be effective as of October 1,
                2001.



                                               GOODRICH CORPORATION







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